Exhibit 2.2

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment (this “Amendment”) to that certain Business Combination Agreement, dated as of December 21, 2020, by and among (i) Janus Parent, Inc., a Delaware corporation (“Parent”), (ii) Juniper Industrial Holdings, Inc., a Delaware corporation (“JIH”), (iii) JIH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (iv) Jade Blocker Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (v) Jade Blocker Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (vi) Jade Blocker Merger Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (vii) Jade Blocker Merger Sub 4, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (viii) Jade Blocker Merger Sub 5, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, (ix) Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., a Delaware corporation, (x) Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation, (xi) Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., a Delaware corporation, (xii) Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., a Delaware corporation, (xiii) Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation, (xiv) Janus Midco, LLC, a Delaware limited liability company (the “Company”), (xv) Jupiter Management Holdings, LLC, a Delaware limited liability company, (xvi) Jupiter Intermediate Holdco, LLC, a Delaware limited liability company, (xvii) J.B.I., LLC, a Georgia limited liability company, (xviii) The Thomas D. Koos Living Revocable Trust dated February 18, 2016, and (xix) Cascade GP, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners (as defined below) and the Company Equityholders (as defined therein) (the “Equityholder Representative”) (as the same may be further amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”) is entered into on April 6, 2021, by and among JIH, the Company, and the Equityholder Representative (collectively, the “Parties” and each a “Party”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement.

WHEREAS, pursuant to Section 13.1 of the Business Combination Agreement, the Business Combination Agreement may be amended by an instrument in writing and signed by the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows:

1.	Certain Amendments to the Business Combination Agreement. The Business Combination Agreement is hereby amended as follows:

(a)	The 15th recital is hereby deleted in its entirety.

(b)	Section 1.2 is hereby amended to delete the defined term “Subsequent Contribution” in its entirety.

(c)	Section 2.1(j) is hereby deleted in its entirety.

2.

Effect of Amendment. Except as otherwise expressly set forth in this Amendment, the provisions of the Business Combination Agreement and the Exhibits thereto, as amended by this Amendment, remain in full force and effect. From and after the date hereof, references to “this Agreement” in the Business Combination Agreement shall be deemed references to the Business Combination Agreement, as amended by this Amendment.

3.

Entire Agreement. This Amendment and the Business Combination Agreement, as amended pursuant to this Amendment (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant to hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and superseded all prior and contemporaneous agreements, representations, understandings, negotiations and discussion between the parties, whether oral or written, including, without limitation the Prior Agreement.

4.

Miscellaneous. Section 13.1, Section 13.2, Section 13.3., Section 13.4, Section 13.5, Section 13.7, Section 13.8, Section 13.9, Section 13.10, Section 13.12, and Section 13.13 of the Business Combination Agreement is hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

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2

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to the Business Combination Agreement to be duly executed as of the day and year first above written.

JIH:

JUNIPER INDUSTRIAL HOLDINGS, INC.

By:	/s/ Brian Cook
Name:	Brian Cook
Title:	Chief Executive Officer, Chief Financial Officer and Director

[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to the Business Combination Agreement to be duly executed as of the day and year first above written.

COMPANY:

JANUS MIDCO, LLC

By:	/s/ Ray Pierce Jackson, Jr.
Name:	Ray Pierce Jackson, Jr.
Title:	Chief Executive Officer and Secretary

[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to the Business Combination Agreement to be duly executed as of the day and year first above written.

EQUITYHOLDER REPRESENTATIVE:

CASCADE GP, LLC

By:	Clearlake Capital Partners IV GP, L.P.
Its:	Sole Member

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Co-President and Secretary

[Signature Page to Amendment to Business Combination Agreement]